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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of CIBER, Inc.:

(1) Form S-8 No. 33-81320	(7) Form S-8 No. 33-88046	(13) Form S-8 No. 33-88048
(2) Form S-8 No. 33-88050	(8) Form S-8 No. 333-15091	(14) Form S-8 No. 333-25545
(3) Form S-8 No. 333-59015	(9) Form S-8 No. 333-61287	(15) Form S-8 No. 333-91969
(4) Form S-4 No. 333-102780	(10) Form S-8 No. 333-113259	(16) Form S-8 No. 333-115951
(5) Form S-8 No. 333-151923	(11) Form S-4 No. 333-155906	(17) Form S-8 No. 333-159635
(6) Form S-8 No. 333-173960	(12) Form S-8 No. 333-174981

of our reports dated March 12, 2012, with respect to the consolidated financial statements of CIBER, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of CIBER, Inc. and subsidiaries included in this Annual Report (Form 10-K) of CIBER, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Denver, Colorado
March 12, 2012

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm